Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Energy Vault Holdings, Inc

Westlake Village, CA

We hereby consent to the incorporation by reference in this Registration Statementon Form S-3 of our report dated April 12, 2023, relating to the consolidated financial statements of Energy Vault Holdings, Inc.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.A.

Melville, New York

July 14, 2023